UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                Date of report (Date of earliest event reported)

                                 March 21, 2006

                                VTEX Energy, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                   000-22661                        76-0582614
           (Commission File Number)       (IRS Employer Identification No.)

                        8303 Southwest Freeway, Suite 950
                              Houston, Texas 77074
              (Address of Principal Executive Offices and Zip code)

                                 (713) 773-3284
              (Registrant's Telephone Number, Including Area Code)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officers.

Item 5.02(a) Resignation of Directors and Principal Executive Officer

     Effective March 21, 2006, in order to facilitate the Registrant's contract with U.S. Energy, Inc. and Marathon Capital and the ultimate closing of the transactions contemplated thereby, Grant G. Emms relinquished his duties as Director, President and Chief Executive Officer of the Registrant and R. Desmond McVeigh resigned as a Director of the Registrant. Both were assigned to devote their full time to implementing that transaction. Other than the change in duties, there is no other impact on the employment contracts of Mr. Emms or Mr. McVeigh.

     The resignation of Mr. Emms and Mr. McVeigh was not the result of any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

Item 5.02(b) Appointment of Principal Executive Officer

     Effective March 21, 2006, the Registrant's Board of Directors appointed Stephen F. Noser as its President and Chief Executive Officer. Mr. Noser has served as the Registrant's Executive Vice President and General Counsel since July 29, 2005. Prior to such time, Mr. Noser served as the Registrant's President and Chief Executive Officer.

                                    SIGNATURE

         In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                VTEX ENERGY, INC.



Date: March 28, 2006                      By:  /s/ Randal B. McDonald, Jr.
                                               ---------------------------
                                               Randal B. McDonald, Jr.
                                               Chief Financial Officer

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